EXHIBIT 4.3



                INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' CONSENT

         We have issued our report dated January 31, 2002 on the statements of condition and related bond portfolio of Van Kampen Focus Portfolios, Municipal Series 366 as of January 31, 2002 contained in the Registration Statement on Form S-6 and in the Prospectus. We consent to the use of our report in the Registration Statement and in the Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Certified Public Accountants" in Prospectus Part II.

                                                              GRANT THORNTON LLP

Chicago, Illinois
January 31, 2002